Exhibit 99.2

Summary Term Sheet

This term sheet is intended to summarize the principal terms of a proposed transaction (the “Transaction”) pursuant to which Western Sizzlin Corporation, a Delaware corporation (“Western”), would acquire from John K. H. Linnartz (“Linnartz”) an interest in each of Mustang Capital Advisors, LP, a Texas limited partnership (“MCA”) and Mustang Capital Management, LLC, a Texas limited liability company (“MCM”).

Background:
MCA serves as investment manager to, and is the general partner of, each of Mustang Capital Partners I, LP and Mustang Capital Partners II, LP, each a Texas limited partnership (the “Funds”), and MCM is the general partner of MCA. MCA is currently owned 99% by Linnartz as the sole limited partner and 1% by MCM as the general partner. MCM is owned 100% by Linnartz as the sole member.

Structure of the Transaction:
Western shall purchase (either directly or through a wholly-owned subsidiary) a 50.5% limited partnership interest in MCA and a 51% membership interest in MCM (the “Purchased Interests”) so that following the closing of the Transaction, the ownership structure of MCA and MCM shall be as follows:

MCA: Western 50.5%, Linnartz 48.5%, MCM 1%.

MCM: Western 51%; Linnartz 49%.

Purchase Price
The aggregate purchase price for the Purchased Interests shall be $1,173,000, consisting of (a) $300,000 in cash and (b) $873,000 in shares of Western’s common stock, par value $0.01 per share (“Western Common Stock”), at a price per share of $16.00, or 54,562 shares.

Purchase Agreement:
The Transaction shall be effected pursuant to a purchase agreement reasonably acceptable to Western and Linnartz, which agreement shall contain, among other things, appropriate representations and warranties of the parties.

No Registration Rights:
Linnartz will not be entitled to any registration rights with respect to the shares of Western Common Stock he receives in the Transaction.  However, in order to make and keep available to Linnartz the benefits of the resale of the Western Common Stock to the public without registration, as long as the Linnartz owns any shares of Western Common Stock, Western shall use its best efforts to:

(a) make and keep available adequate current public information (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) regarding Western;

(b) file with the SEC in a timely manner all reports and other documents required of Western under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”); and

(c) furnish to Linnartz upon written request a written statement by Western as to its compliance with the reporting requirements of the Securities Act and the Exchange Act.

Relationship Following The Transaction:
Concurrently with the closing of the Transaction, MCA’s limited partnership agreement and MCM’s limited liability company regulations shall be amended and restated to reflect the new ownership structure and to govern the continuing relationship between Linnartz and Western, including the following provisions:

	●	Linnartz shall continue to manage all day-to-day operations of MCA and MCM, including making all investment decisions with respect to the Funds;

	●	Material decisions, such as changes in the principal business, merger and acquisition transactions, and liquidation, dissolution or voluntary bankruptcy, shall require the written consent of Western;

	●	Neither Western or Linnartz may transfer or assign their interests without the consent of the other, except for transfers to affiliates, for estate planning purposes or by operation of law;

●
For so long as Linnartz is a limited partner in MCA, Linnartz shall not, directly or indirectly, provide investment advisory or management services to any investment partnership or other entity except through MCA and MCM without the consent of Western; and

●
In the event Linnartz dies or becomes disabled, or at Linnartz’s option after a mutually agreed time period, Western shall be obligated to purchase all of Linnartz’s interest in MCA and MCM for aggregate consideration based upon a mutually agreed formula to determine the fair market value of such interests at the time of such death or disability or at the time such option is exercised.

●
Linnartz’s equity interest in the Funds through MCA shall be valued as of the closing of the Transaction and shall be converted into limited partnership interest in each of the Funds based on such value.

This term sheet does not constitute a binding obligation on the part of Western or Linnartz.

This term sheet expires unless signed and received by March 31, 2008 and such signatures indicate the parties’ intention to proceed on the terms set forth herein, subject to the execution and delivery of mutually acceptable definitive documentation.

This term sheet has been executed by each of the parties below as of March 28, 2008.

WESTERN SIZZLIN CORPORATION

By:	/s/ Sardar Biglari
Name:Sardar Biglari
Title:Chief Executive Officer

  /s/ John K. H. Linnartz
JOHN K. H. LINNARTZ